SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2004

RC2 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22635	36-4088307

(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street, Suite 320 Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)

630-573-7200

(Registrant's telephone number, including area code)

Item 5. Other Events

On June 4, 2004, RC2 Corporation (the "Company") and RBVD Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with The First Years Inc. ("The First Years"). The Merger Agreement provides for a merger of Merger Sub with and into The First Years. Following the merger, The First Years will be a wholly owned subsidiary of the Company. Completion of the merger is subject to a number of closing conditions, including approval of The First Years' stockholders by an affirmative vote of two-thirds of the outstanding shares. The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The following financial statements and financial information are attached to this report and filed herewith:

Audited Consolidated Financial Statements of The First Years Inc.:

   Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2003 and 2002

Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2003, 2002 and 2001

Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001

   Notes to Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements of The First Years Inc.

Unaudited Condensed Consolidated Balance Sheet as of March 31, 2004

Unaudited Condensed Consolidated Statements of Income for the three months ended March 31, 2004 and 2003

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Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003

Notes to Unaudited Condensed Consolidated Financial Statements

Pro forma financial information:

Unaudited Pro Forma Condensed Combined Statements of Earnings for the year ended December 31, 2003 and the three months ended March 31, 2004

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004

Item 7. Exhibits.

The following exhibits are filed herewith:

Exhibit 2.1 – Agreement and Plan or Merger, dated as of June 4, 2004, among The First Years Inc., RC2 Corporation and RBVD Acquisition Corp.

Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date: July 12, 2004
BY        /s/ Jody L. Taylor
          Jody L. Taylor, Chief Financial Officer

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THE FIRST YEARS INC.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The First Years Inc.
Avon, Massachusetts

We have audited the accompanying consolidated balance sheets of The First Years Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in the Index at Item 15(a) 2. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The First Years Inc. and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 5, 2004

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THE FIRST YEARS INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002

ASSETS
Current Assets:
Cash and cash equivalents (Notes 1 and 8)	$24,730,265	$21,989,782
Accounts receivable (less allowance for doubtful accounts of $250,000
in 2003 and 2002) (Note 8)	25,891,057	21,995,564
Inventories (Note 1)	20,298,164	16,171,842
Prepaid expenses and other assets	801,566	1,631,942
Deferred tax asset (Notes 1 and 3)	2,157,200	2,196,400

Total current assets	73,878,252	63,985,530

Property, Plant, and Equipment (Note 1):
Land	167,266	167,266
Building and improvements	6,798,774	6,692,722
Machinery and molds	10,075,203	9,395,859
Furniture and equipment	8,795,739	8,478,858

Total	25,836,982	24,734,705
Less accumulated depreciation	15,050,479	12,968,335

Property, plant, and equipment — net	10,786,503	11,766,370

Total Assets	$84,664,755	$75,751,900

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$14,788,716	$15,259,792
Accrued royalty expense (Note 5)	1,431,051	1,361,836
Accrued selling expenses	3,107,430	3,251,482

Total current liabilities	19,327,197	19,873,110

Deferred Tax Liability (Notes 1 and 3)	1,391,900	1,262,200

Commitments and Contingencies (Notes 5 and 8)

Stockholders' Equity (Notes 4, 6, and 9):
Common stock — authorized, 50,000,000 shares; issued 10,944,970 and
10,818,464; outstanding, 8,337,350 and 8,219,044 as of December 31,
2003 and 2002, respectively	1,094,497	1,081,846
Paid-in-capital	11,073,595	9,854,632
Retained earnings	82,091,793	73,804,237
Deferred compensation	(96,875)
Less treasury stock at cost, 2,607,620 and 2,599,420 shares as of
December 31, 2003 and 2002, respectively	(30,217,352)	(30,124,125)

Total stockholders' equity	63,945,658	54,616,590

Total Liabilities and Stockholders' Equity	$84,664,755	$75,751,900

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THE FIRST YEARS INC.

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

	2003	2002	2001

Net Sales (Notes 1 and 8)	$135,614,017	$134,391,487	$125,783,770
Cost of Products Sold (Note 1)	85,448,357	88,281,741	83,777,994

Gross Profit	50,165,660	46,109,746	42,005,776
Selling, General, and Administrative Expenses (Note 1)	35,223,252	32,790,120	32,073,559

Operating Income	14,942,408	13,319,626	9,932,217
Interest Income	206,715	134,089	664,071

Income Before Income Taxes	15,149,123	13,453,715	10,596,288
Provision for Income Taxes (Notes 1 and 3)	5,367,300	5,516,000	4,344,500

Net Income (Note 11)	$9,781,823	$7,937,715	$6,251,788

Earnings Per Share (Notes 1 and 9)
Basic	$1.18	$0.97	$0.68

Diluted	$1.16	$0.95	$0.67

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THE FIRST YEARS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

	Common Stock Shares Par Value		Paid-in Capital	Retained Earnings	Deferred Compensation	Treasury Stock	Comprehensive Income

Balance, December 31, 2000	9,175,765	$1,067,934	$8,714,711	$60,985,483	—	$(15,865,339)	—
Stock issued under stock option plans (Note 6)	69,067	6,906	454,379	—	—	—	—
Tax benefit derived from option compensation deduction	—	—	48,300	—	—	—	—
Compensation charge related to grant of common stock option	—	—	60,000	—	—	—	—
Dividends paid	—	—	—	(550,766)	—	—	—
Repurchase of 1,070,965 shares for treasury	(1,070,965)	—	—	—	—	(13,944,993)	—
Net income	—	—	—	6,251,788	—	—	—

Balance, December 31, 2001	8,173,867	1,074,840	9,277,390	66,686,505	—	(29,810,332)	—

Stock issued under stock option plans (Note 6)	70,060	7,006	545,742	—	—	—	—
Tax benefit derived from option compensation deduction	—	—	31,500	—	—	—	—
Dividends paid	—	—	—	(819,983)	—	—	—
Repurchase of 24,883 shares for treasury	(24,883)	—	—	—	—	(313,793)	—
Net income	—	—	—	7,937,715	—	—	—

Balance, December 31, 2002	8,219,044	1,081,846	9,854,632	73,804,237	—	(30,124,125)	—

Stock issued under stock option plans (Note 6)	111,506	11,151	947,063	—	—	—	—
Tax benefit derived from option compensation deduction	—	—	133,900	—	—	—	—
Dividends paid	—	—	—	(1,494,267)	—	—	—
Repurchase of 8,200 shares for treasury	(8,200)	—	—	—	—	(93,227)	—
Restricted stock awards (RSA)	15,000	1,500	138,000		$(139,500)	—	—
Amortization of RSA	—	—	—	—	42,625	—	—
Comprehensive income (loss):
Change in fair value of cash flow hedges, net of tax	—	—	—	—	—	—	$(43,195)
Amounts reclassified into results of operations	—	—	—	—	—	—	43,195
Net income	—	—	—	9,781,823	—	—	—

Balance, December 31, 2003	8,337,350	$1,094,497	$11,073,595	$82,091,793	$(96,875)	$(30,217,352)	$—

See notes to consolidated financial statements.

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THE FIRST YEARS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

	2003	2002	2001

Cash Flows from Operating Activities:
Net income	$9,781,823	$7,937,715	$6,251,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,849,678	2,556,453	2,227,389
Stock compensation expense	42,625	0	60,000
Provision for doubtful accounts	107,018	116,825	1,217,405
Write-down of equipment	338,444	616,170	552,527
Change in deferred income taxes	168,900	19,500	(100,000)
Increase (decrease) arising from working capital items:
Accounts receivable	(4,002,511)	(4,793,892)	991,527
Inventories	(4,126,322)	4,159,981	(1,888,110)
Prepaid expenses and other assets	964,276	184,351	(980,136)
Accounts payable	(471,076)	2,435,471	1,219,081
Accrued royalty expense	69,215	542,550	(127,337)
Accrued selling expenses	(144,052)	50,531	177,423

Net cash provided by operating activities	5,578,018	13,825,655	9,601,557

Cash Flows from Investing Activities:
Purchase of property, plant, and equipment	(2,208,255)	(4,564,849)	(3,437,321)

Cash Flows from Financing Activities:
Dividends paid	(1,494,267)	(819,983)	(550,766)
Purchase of treasury stock	(93,227)	(47,730)	(13,812,486)
Common stock issued under stock option plans	958,214	286,685	328,778

Net cash used for financing activities	(629,280)	(581,028)	(14,034,474)

Increase (decrease) in Cash and Cash Equivalents	2,740,483	8,679,778	(7,870,238)
Cash and Cash Equivalents, Beginning of Year	21,989,782	13,310,004	21,180,242

Cash and Cash Equivalents, End of Year	$24,730,265	$21,989,782	$13,310,004

Supplemental Disclosures of Cash Flow Information Cash paid during the year for:
Interest	$0	$0	$0

Income taxes	$5,774,627	$4,543,347	$4,848,491

Supplemental Schedule of Noncash Financing Activities:
Treasury stock transactions	$0	$266,063	$132,507

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

Business — The First Years Inc., a Massachusetts corporation (the "Company"), is a developer, marketer, and distributor of basic accessories and related products for infants and toddlers. The Company was founded and incorporated in 1952. Since its inception, the Company has engaged in this single line of business, with one class of similar products. The following is a summary of the Company's significant accounting policies.

Basis of Reporting — The consolidated financial statements include the accounts of The First Years Inc. and the Company's wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The primary estimates underlying the Company's consolidated financial statements include allowances for doubtful accounts, obsolete inventories, and sales returns. Actual results could differ from those estimates.

Revenue Recognition — The Company recognizes revenue when products are shipped or delivered and substantial risks of ownership transfer to the customer, a firm sales agreement is in place, and collectibility of the fixed or determinable sales price is reasonably assured. Common to our industry, customers may be authorized to return selected products and the Company reduces sales and accounts receivables for actual returns and estimates future returns based on historical trends and information available to us, including the pattern of returns immediately following the reporting period. Amounts billed to customers for shipping and handling are included in net sales.

Sales Incentives — Costs associated with sales incentives to promote the Company's products, including costs related to cooperative advertising programs, slotting fees or buydowns, and certain rebates, are, depending upon the nature of the sales incentive, accrued as revenue is recognized or accrued upon completion of a sales-related activity giving rise to an obligation, and are reflected as a reduction of revenue.

Cash and Cash Equivalents — Highly liquid investments with a maturity of three months or less when purchased have been classified as cash and cash equivalents. Such investments are carried at cost, which approximates market value.

Inventories — Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories consist principally of finished goods, unpackaged components, and supplies.

Property, Plant, and Equipment — Property, plant, and equipment is stated at cost. Depreciation is provided based on the estimated useful lives of the various classes of assets (building and improvements, 15 to 40 years; machinery and molds, 5 to 10 years; furniture and equipment, 5 to 10 years) using the straight-line method. Molds are amortized using the straight-line method over 3 years. In the event of a write down of inventory, we also review the molds associated with those products to determine whether there has been a significant impairment to the carrying value of the asset. If the carrying value of these assets is considered not to be recoverable, such assets are written down as appropriate.

Income Taxes — In determining income for financial statement purposes, we must make certain estimates and judgments. These estimates and judgments occur in the calculation of certain tax liabilities and in the determination of the recoverability of certain of the deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenue and expense. As of December 31, 2003, we believe that all of our recorded deferred tax assets will ultimately be recovered. In addition, the calculation of our

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tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize potential liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when we determine the liabilities are no longer necessary. If our estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Stock-Based Compensation — In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS No. 123, which provides optional transition guidance for those companies electing to voluntarily adopt the accounting provisions of SFAS No. 123. The Company continues to use Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees, to account for equity grants and awards to employees, officers and directors and has adopted the disclosure-only provisions of SFAS No. 148. In accordance with APB No. 25, the Company recognizes compensation expense in income based on the excess, if any, of the quoted stock prices at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The Company’s stock option plans are more fully described in Note 6.

In accordance with APB No. 25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The fair value of the options granted under the Company's stock option plans during 2003, 2002, and 2001 was estimated on the date of grant using the Binomial option-pricing model.

	Years Ended December 31

	2003	2002	2001

Net income — as reported	$9,781,823	$7,937,715	$6,251,788
Add: Stock-based compensation expense included in reported net income, net of tax	26,214	0	35,400

Less: Stock-based employee compensation expense determined under fair value based method, net of tax	(1,303,087)	(1,561,779)	(1,725,582)

Net income — pro forma	$8,504,950	$6,375,936	$4,561,606

Earnings per share
Basic — as reported	$1.18	$0.97	$0.68
Basic — pro forma	$1.03	$0.78	$0.50
Diluted — as reported	$1.16	$0.95	$0.67
Diluted — pro forma	$1.01	$0.77	$0.50

For purposes of the above pro forma disclosures, key assumptions used to apply this pricing model are as follows:

	2003	2002	2001

Risk free interest rate	2.88%	4.54%	4.78%
Expected life of option grants	6.04 years	7.74 years	7.67 years
Expected volatility of underlying stock	24.29%	36.74%	43.45%
Expected dividend payment rate	0.85%	0.85%	0.85%

Earnings Per Share — Basic earnings per share is computed by dividing net income by the weighted-average number of shares outstanding. Diluted earnings per share includes the dilutive effect of stock options.

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Product Development Costs — Product development costs are expensed as incurred. During 2003, 2002, and 2001, product development costs approximated $7,522,000, $6,387,000, and $4,970,000, respectively.

Foreign Currency Remeasurement — The Company's functional currency is the U.S. dollar. Accordingly, monetary assets and liabilities of the Company's foreign operations are remeasured from the respective local currency to the U.S. dollar using year-end exchange rates while non-monetary items are remeasured at historical rates. Income and expense accounts are remeasured at the average rates in effect during the year. Accordingly, remeasurement adjustments and transaction gains and losses are recognized as income (loss) in the year of occurrence and are recorded as a component of cost of products sold.

Derivative Instruments — From time to time, the Company uses derivative financial instruments in the form of foreign currency forward exchange contracts to manage foreign currency risks on future cash flows emanating from sales denominated in foreign currencies. Foreign currency forward exchange contracts are used to offset changes in the fair value of certain assets and liabilities resulting from transactions with third parties denominated in foreign currencies. It is the Company's policy to execute such instruments with creditworthy banks and not to enter into derivative financial instruments for speculative purposes.

Currency contracts are designated as, and the Company believes are highly effective as, hedges of anticipated sales in specific currencies. Prior to an anticipated transaction closing, the gain or loss on the forward exchange contract is accumulated in other comprehensive income and reclassified against revenue when the hedged transaction occurs. Subsequent changes in the value of the contract are recorded in the income statement, generally as an offset to gains or losses on the receivables generated by the sales transactions. We had no outstanding foreign currency forward exchange contracts as of December 31, 2003 and 2002.

Fair Value of Financial Instruments — The fair value of the Company's assets and liabilities which constitute financial instruments as defined in SFAS No. 107, Disclosures about Fair Values of Financial Instruments, approximate their recorded value.

Treasury Stock — Shares of common stock repurchased by the Company are recorded at cost as treasury stock and result in a reduction of stockholders' equity in the consolidated balance sheet.

Reporting Comprehensive Income — Comprehensive income was equal to net income for the years ended December 31, 2003, 2002 and 2001.

Reclassifications — Certain reclassifications were made to prior year amounts in order to conform with the current year presentation. See New Accounting Pronouncements.

New Accounting Pronouncements — The Company adopted FASB Interpretation No. 45 (“FIN 45”), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, on December 31, 2001. FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation applies to guarantees issued or modified after December 31, 2001 and has had no impact on the Company’s consolidated statements of income, consolidated financial position or results of operation.

In January and December 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”) and No. 46, revised (“FIN 46R”), Consolidation of Variable Interest Entities. These statements, which address accounting for entities commonly known as special-purpose or off-balance-sheet entities, require consolidation of certain interests or arrangements by virtue of holding a controlling financial interest in such entities. Certain provisions of FIN 46R related to interests in special purpose entities were applicable for the period ended December 31, 2003. The Company must apply FIN 46R to its interests in all entities subject to the interpretation as of the first interim or annual period ending after March 15, 2004. Adoption of both of these standards is not expected to have a material impact on the Company’s consolidated statements of income, consolidated financial position or results of operation.

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On December 17, 2003, the Staff of the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101 (“SAB 101”), Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF No. 00-21. Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the FAQ) issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, “Revenue Arrangements with Multiple Deliverables”, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not materially affect the Company’s revenue recognition policies, or the Company’s consolidated statements of income, consolidated financial position or results of operation.

2.  Debt

During 2003 and 2002, the Company had available an unsecured line of credit totaling $10,000,000 with a bank. The line is subject to annual renewal at the option of the bank and requires no compensating balances. The line bears interest at the prime rate or the LIBOR rate plus 1.75%. No short-term borrowings were incurred by the Company during 2003 or 2002. As of December 31, 2003 and 2002, no balance was outstanding. Unless renewed or extended beforehand, the line of credit is scheduled to expire in November, 2004.

3.  Income Taxes

Components of the Company's net deferred tax asset at December 31 are as follows:

	2003	2002

Deferred tax assets:
Expenses not currently deductible	$267,300	$310,200
Packaging costs not currently deductible	703,400	1,026,600
Inventory costs not currently deductible	775,500	657,700
Other	411,000	201,900

	2,157,200	2,196,400

Deferred tax liabilities:
Excess tax depreciation over financial reporting depreciation	1,391,900	1,262,200

Net deferred tax asset	$765,300	$934,200

There was no valuation allowance at December 31, 2003 and 2002.

The provision for income taxes consists of the following:

	2003	2002	2001

Federal:
Current	$4,818,000	$4,248,200	$3,273,600
Deferred	130,400	5,600	(49,400)

Total federal	4,948,400	4,253,800	3,224,200

State:
Current	845,500	1,248,300	1,170,900
Deferred	38,500	13,900	(50,600)

Total state	884,000	1,262,200	1,120,300

Provision for income taxes	$5,832,400	$5,516,000	$4,344,500

In 2003, the Company recorded a non-recurring tax benefit of $465,100 resulting from the favorable resolution of a state tax matter. Excluding this tax benefit, the Company's annual effective tax rate was 38.5% at December 31, 2003.

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A reconciliation of the statutory federal income tax rate and the effective tax rate as a percentage of pretax income is as follows:

	2003	2002	2001

Statutory rate	35.0%	35.0%	34.0%
State income taxes, net of federal income tax benefit	4.0	6.5	6.1
Other	(0.5)	(0.5)	0.9

Effective tax rate	38.5%	41.0%	41.0%

4.  Stockholders' Equity

In 2003 and 2002, the Company purchased 8,200 and 2,600 shares, respectively, of its common stock at an aggregate purchase price of $93,227 and $25,823, respectively under its standing stock repurchase program. In 2002, the Company acquired 22,283 shares through delivery of mature shares by an employee for the exercise of stock options.

In November 2001, the Board of Directors authorized the Company to repurchase up to 900,000 shares of the Company's common stock through a modified "Dutch Auction" tender offer, and, in the event of an over-subscription within a specified range, to accept shares on a pro rata basis at a price range of $10.65 to $12.65. The Company completed repurchases under this authorization during 2001 and purchased 1,014,498 shares of common stock, representing approximately 11% of the shares outstanding prior to the tender offer, at an aggregate purchase price of $12,833,400. The costs associated with this transaction totaled $584,088, of which $21,877 was incurred in 2002.

5.  Commitments and Contingencies

Other Commitments — At December 31, 2003 and 2002, the Company had no letters of credit outstanding.

Royalties — The Company enters into license agreements with inventors, designers and others for the use of intellectual property in its products. These agreements provide for the payment of royalties on sales of certain character and patent licensed products. Existing agreements have terms ranging from one to three years. Royalty expenses were $5,393,000, $5,386,000, and $5,377,000 in 2003, 2002, and 2001, respectively, and are reflected in cost of products sold in the accompanying consolidated statements of income.

Also, certain of these agreements contain provisions for the payment of guaranteed or minimum royalty amounts. Such amounts are subject to change based upon actual sales performance in each period. Total required minimum royalty payments were approximately $4,245,000 and $3,890,000 for the periods ended December 31, 2003 and 2002, respectively. Under terms of existing agreements, and after giving effect to the renewal of our most significant domestic agreement (see Note 7), the Company may, provided the other party meets their contractual commitment, be required to pay amounts estimated as follows:

2004	$3,496,000
2005	231,000
2006	0
2007	0
2008	0

$3,727,000

At December 31, 2003, the Company had approximately $2,153,285 in outstanding inventory purchase commitments.

During 1999, the Company entered into an employment agreement with an executive officer which provides for annual base salary of $364,000 through September 30, 2004, subject to any increases approved from time to time at the discretion of the Compensation Committee of the Board of Directors. In the event of termination, the agreement provides for certain payments depending on the nature of the termination.

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The Company has entered into employment agreements with certain other executive officers. The various agreements provide for payments related to change of control events, agreements not to compete with the Company, and severance payments depending on the nature of the executive's termination.

Contingencies — The Company is involved in legal proceedings which have arisen in the ordinary course of business. Management believes the outcome of these proceedings will not have a material adverse impact on the Company's financial condition or operating results.

6.  Benefit Plans

Defined Contribution Plans — The Company has a defined contribution trusteed benefit plan covering eligible employees, requiring annual contributions based upon certain percentages of salaries of employees. Company contributions aggregated approximately $842,000, $753,000, and $504,000 in 2003, 2002, and 2001, respectively. The Company sponsors a 401(k) defined contribution plan covering substantially all Company employees pursuant to which the Company is obligated to match, up to specified amounts, employee contributions. Company contributions to this plan were not material for the periods presented.

Stock Option Plans — The Company has stock option plans under which officers, employees, non-employees, and non-employee directors may be granted options to purchase shares of the Company's authorized but unissued common stock. As of December 31, 2003, substantially all of our employees were participants in The First Years Inc. 2002 Amended and Restated Equity Incentive Plan and all non-employee directors were participants in The First Years Inc. 2002 Amended and Restated Stock Option Plan for Directors (collectively, the Option Plans). All stock option grants are made after a review by, and with the approval of, the Compensation Committee of the Board of Directors.

The Company's Board of Directors has reserved 2,980,000 shares for issuance under the Option Plans. As of December 31, 2003, there are 512,361 options available for future grant under the Option Plans. The exercise price for the incentive stock options granted under the Option Plans may not be less than the fair market value of the common stock at the date of grant, 110% of fair market value in the case of options granted to a 10% stockholder.

In 2003, the Company granted 15,000 shares of restricted stock to an officer under the Option Plans which resulted in deferred compensation of $139,500. The 15,000 shares of restricted stock vest over three years. The deferred compensation is being amortized ratably over the three year vesting period and resulted in compensation expense of approximately $42,625 for the year ended December 31, 2003.

In 2001, a director of the Company received options to purchase 12,766 shares of the Company's Common Stock at an exercise price of $8.25 per share as compensation for consulting services. The Company recorded a charge to operations of $60,000 in 2001 for the compensation expense related to the stock option grants.

Under the Option Plans, employees of the Company may purchase stock on the exercise of their options through the delivery of existing shares of the Company's common stock. The shares delivered to the Company by the employee must have been outstanding for at least six months. The Company acquired 22,283 shares of its common stock for the years ended December 31, 2002 through the delivery of mature shares by an employee for the exercise of stock options.

Options granted must be exercised within the period prescribed by the Compensation Committee; the options vest in accordance with the vesting provisions prescribed at the time of grant.

16

A summary of activity of stock options granted under the Option Plans is as follows:

	Weighted Average Exercise Price Per Share	Number of Options Outstanding	Options Exercisable	Weighted Average Exercise Price for Options Exercisable

December 31, 2000	$10.43	1,054,739	532,601	$11.49
Granted	9.22	292,322
Canceled	9.71	(69,965)
Exercised	6.71	(69,067)

December 31, 2001	10.39	1,208,029	726,338	$11.43
Granted	12.36	290,683
Canceled	10.88	(31,145)
Exercised	7.43	(70,060)

December 31, 2002	10.90	1,397,507	919,122	$11.01
Granted	10.49	167,714
Canceled	13.22	(98,006)
Exercised	8.60	(111,504)

December 31, 2003	$10.87	1,355,711	1,034,867	$10.77

The grant date fair value for options granted in 2003, 2002, and 2001 was $3.29, $6.37, and $5.19, respectively. The following table sets forth information regarding stock options outstanding at December 31, 2003 under the Stock Option Plans as described above:

Number of Options Outstanding at 12/31/03	Range of Exercise Prices	Weighted Average Exercise Price	Weighted Average Remaining Life	Number Currently Exercisable at 12/31/03	Weighted Average Exercise Price for Options Exercisable

6,000	$2.81	$2.81	0.42	6,000	$2.81
26,000	4.22— 6.33	4.63	1.42	26,000	4.63
508,365	6.33—9.49	8.39	6.17	436,074	8.26
712,074	9.49—14.24	12.28	6.89	470,793	12.58
103,272	14.24—17.00	15.45	4.44	96,000	15.48

1,355,711		$10.87	6.30	1,034,867	$10.77

7.  Derivative Instruments

From time to time, the Company uses derivative financial instruments in the form of forward foreign currency exchange contracts to manage foreign currency risks on future cash flows emanating from sales denominated in foreign currencies and the receipt of cash from such transactions. It is the Company’s policy to execute such instruments with creditworthy banks and not to enter into derivative financial instruments for speculative purposes. Currency contracts are designated as, and the Company believes are highly effective as, hedges of anticipated sales in specific currencies. Prior to an anticipated transaction closing, the gain or loss on the forward exchange contract is accumulated in other comprehensive income and reclassified against revenue when the hedged transaction occurs. Subsequent changes in the value of the contract are recorded in the income statement, generally as an offset to gains or losses on the receivables generated by the sales transactions.

All foreign currency forward exchange contracts are denominated in currencies of major industrial countries. During the year ended December 31, 2003, the Company entered into forward contracts maturing at various dates through the end of 2003 to sell a notional amount of approximately $10,713,000 consisting of various currencies such as the Euro, the British Pound, and the Canadian Dollar, at contracted rates. As of December 31, 2003 all these contracts were settled and all unrealized losses accumulated in other comprehensive income during 2003 have been recognized in the statement of income as the underlying hedged transactions have settled. During 2002 the Company did not designate the forward exchange contracts it entered into as hedges for accounting purposes.

17

8.  Vulnerability Due to Certain Concentrations

Concentrations of Credit Risk — Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, trade receivables and forward foreign currency exchange contracts (see Note 7). The Company's cash equivalents consist of money market funds placed with major banks and financial institutions. The Company's trade receivables principally include amounts due from retailers who are geographically dispersed. The Company's three largest customers accounted for 75% and 69% of the trade receivables outstanding at December 31, 2003 and 2002, respectively. The Company routinely assesses the financial strength of its customers. The Company purchases credit insurance for certain of its foreign customers to limit its potential exposure to foreign trade receivable credit risks. The Company routinely assesses the financial strength of the bank which is the counterparty to the forward exchange contracts and as of December 31, 2003 management believes it had no significant exposure to credit counterparty risks.

Major Customers and Export Sales — The Company derived 10% or more of its net sales from its three largest customers. The Company's largest customer accounted for net sales of approximately $36,369,000, $32,339,000, and $29,833,000 in 2003, 2002, and 2001, respectively. The Company's second largest customer accounted for net sales of approximately $27,695,000, $27,630,000, and $24,892,000 in 2003, 2002, and 2001, respectively. The Company's third largest customer accounted for net sales of approximately $24,352,000, $22,978,000, and $20,015,000 in 2003, 2002, and 2001, respectively. No other customer accounted for 10% or more of the Company's sales. Net export sales, primarily to Europe, Canada, South America, and the Pacific Rim, were approximately $19,479,000, $17,312,000, and $14,813,000, in 2003, 2002, and 2001, respectively.

Reliance on Licensed Products — The Company derives a significant portion of its net sales from products under license. Net sales of products licensed under the most significant domestic licensing agreement amount to approximately $29,624,000, $28,194,000, and $28,432,000 or 20%, 21%, and 23% of the Company's total net sales for the years ended December 31, 2003, 2002, and 2001, respectively. This licensing agreement was renewed in 2002 and will expire at the end of 2004.

Reliance on Foreign Manufacturers — The Company does not own or operate its own manufacturing facilities. In 2003, 2002, and 2001, the Company derived approximately 76%, 74%, and 69%, respectively, of its net sales from products manufactured by others in the Far East, primarily in China. A change in suppliers could cause a delay in manufacturing and a possible loss of sales, which could affect operating results adversely, depending on the particular product.

9.  Computation of Earnings per Share

Computation of the earnings per share (EPS) in accordance with SFAS No. 128 is as follows:

	2003	2002	2001

Weighted average shares outstanding	8,264,554	8,200,624	9,151,540
Effect of dilutive shares	197,624	168,258	152,732

Weighted average diluted shares outstanding	8,462,178	8,368,882	9,304,272

Net income	$9,781,823	$7,937,715	$6,251,788

Basic earnings per share	$1.18	$0.97	$0.68

Diluted earnings per share	$1.16	$0.95	$0.67

As of December 31, 2003, options to purchase 103,272 shares of common stock were not included in the computation of diluted EPS because the options' exercise price was greater than the average price of the common shares. The options, which expire in 2004 to 2009, had exercise prices ranging from $15.00 to $17.00 per share.

18

As of December 31, 2002, options to purchase 1,119,950 shares of common stock were not included in the computation of diluted EPS because the options' exercise price was greater than the average price of the common shares. The options, which expire in 2003 to 2012, had exercise prices ranging from $9.00 to $17.00 per share. The options were still outstanding at the end of 2002.

As of December 31, 2001, options to purchase 426,487 shares of common stock were not included in the computation of diluted EPS because the options' exercise price was greater than the average price of the common shares. The options, which expire in 2004 to 2009, had exercise prices ranging from $13.50 to $17.00 per share.

10.  Segment Information

The Company operates in one business segment. It engages in the single line of business of developing and marketing one class of similar products for infants and toddlers distributed through the same channels. Within this operating segment, the Company had net sales of approximately $94,922,000, $91,653,000, and $84,046,000 related to The First Years brand sales and approximately $40,692,000, $42,739,000, and $41,738,000 related to licensed and specialty sales in 2003, 2002, and 2001, respectively.

For marketing purposes, the Company's product line consists of three categories, Feeding & Soothing, Play & Discover, and Care & Safety. Net sales by product category for the year ended December 31 is as follows (in thousands):

Product Category	2003	2002	2001

Feeding & Soothing	$56,747	$51,065	$44,625
Play & Discover	29,723	34,003	33,962
Care & Safety	49,144	49,323	47,197

As of December 31, 2003 and 2002, the Company has $2,860,605 and $2,054,028, respectively, of molds located in various foreign countries which are considered long-lived assets.

11.  Selected Quarterly Financial Data (Unaudited)

Selected quarterly financial data for the years ended December 31, 2003 and 2002 is as follows:

Calendar Quarter	Net Sales	Gross Profit	Net Income	Basic Earnings Per Share	Diluted Earnings Per Share

2003
First	$33,886,704	$12,213,754	$2,291,958	$0.28	$0.28
Second	33,944,876	12,100,128	2,042,815	0.25	0.24
Third	32,525,660	12,665,632	2,954,066	0.36	0.35
Fourth	35,256,777	13,186,146	2,492,984	0.30	0.29

2002
First	$33,310,840	$11,628,709	$2,148,780	$0.26	$0.25
Second	34,766,239	12,370,713	2,188,033	0.27	0.26
Third	33,955,088	11,759,045	2,211,854	0.27	0.26
Fourth	32,359,320	10,351,279	1,389,048	0.17	0.17

Basic and diluted earnings per share are computed independently for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the total for the year.

19

THE FIRST YEARS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,742,856	$24,730,265
Accounts receivable, net	25,403,231	25,891,057
Inventories	19,715,939	20,298,164
Prepaid expenses and other assets	2,164,470	801,566
Deferred tax assets	2,157,200	2,157,200

Total current assets	75,183,696	73,878,252

PROPERTY, PLANT, AND EQUIPMENT:
Land	167,266	167,266
Building and improvements	6,798,774	6,798,774
Machinery and molds	10,476,308	10,075,203
Furniture and equipment	8,888,671	8,795,739

Total	26,331,019	25,836,982
Less accumulated depreciation	15,765,313	15,050,479

Property, plant, and equipment – net	10,565,706	10,786,503

TOTAL ASSETS	$85,749,402	$84,664,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,874,978	$14,788,716
Accrued royalty expenses	1,195,132	1,431,051
Accrued selling expenses	1,250,924	3,107,430

Total current liabilities	18,321,034	19,327,197

DEFERRED TAX LIABILITY	1,391,900	1,391,900

STOCKHOLDERS’ EQUITY:
Common stock	1,095,314	1,094,497
Paid-in-capital	11,193,764	11,073,595
Retained earnings	84,159,981	82,091,793
Deferred Compensation	(85,250)	(96,875)
Less treasury stock at cost, 2,614,364 and 2,607,620 shares as of March 31, 2004 and December 31, 2003, respectively	(30,327,341)	(30,217,352)

Total stockholders’ equity	66,036,468	63,945,658

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,749,402	$84,664,755

See accompanying notes to condensed consolidated financial statements.

20

THE FIRST YEARS INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(Unaudited)

	2004	2003

NET SALES	$37,133,250	$33,886,704
COST OF PRODUCTS SOLD	23,617,740	21,672,950

GROSS PROFIT	13,515,510	12,213,754
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,389,651	8,381,837

OPERATING INCOME	4,125,859	3,831,917
INTEREST INCOME	50,521	52,741

INCOME BEFORE INCOME TAXES	4,176,380	3,884,658
PROVISION FOR INCOME TAXES	1,607,900	1,592,700

NET INCOME	$2,568,480	$2,291,958

BASIC EARNINGS PER SHARE	$0.31	$0.28

DILUTED EARNINGS PER SHARE	$0.29	$0.28

See accompanying notes to condensed consolidated financial statements.

21

THE FIRST YEARS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(Unaudited)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,568,480	$2,291,958
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	714,771	698,083
Stock compensation expense	11,625	0
Provision for doubtful accounts	(65,947)	7,477
Increase (decrease) arising from working capital items:
Accounts receivable	553,773	(987,958)
Inventories	582,225	450,124
Prepaid expenses and other assets	(1,361,204)	770,180
Accounts payable and accrued expenses	1,086,262	(2,272,557)
Accrued royalties	(235,919)	(956,277)
Accrued selling expense	(1,856,506)	(1,786,904)

Net cash provided by (used for) operating activities	1,997,560	(1,785,874)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant, and equipment	(493,973)	(392,677)

CASH FLOWS FROM FINANCING ACTIVITIES: Cash dividend	(500,293)	0
Common stock issued under stock option plans	9,297	121,831
Purchase of treasury stock	0	(93,234)

Net cash (used for) provided by financing activities	(490,996)	28,597

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,012,591	(2,149,954)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	24,730,265	21,989,782

CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,742,856	$19,839,828

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for: Income taxes	$1,439,379	$2,059,627

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
Exercise of stock options through delivery of previously owned shares	$109,989	$0

See accompanying notes to condensed consolidated financial statements.

22

THE FIRST YEARS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of Presentation — Amounts in the accompanying balance sheet as of December 31, 2003 are condensed from the Company’s audited balance sheet as of that date. All other condensed financial statements are unaudited but, in the opinion of the Company, contain all normal recurring adjustments necessary to present fairly the financial position as of March 31, 2004 and the results of operations and cash flows for the periods ended March 31, 2004 and 2003. Certain reclassifications were made to prior year amounts in order to conform to the current year presentation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the three-month period ended March 31, 2004 are not necessarily indicative of the results to be expected for the full year.

Stock-Based Compensation — Pursuant to Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” the Company applies the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” to its stock options and other stock-based compensation plans.

In accordance with APB No. 25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company’s common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The estimated fair value of each of the Company’s options is calculated using the Binomial option-pricing model.

	2004	2003

Net Income - as reported	$2,568,480	$2,291,958

Add: Stock-based compensation expense included in reported net income, net of tax	7,149	0
Less: Stock-based employee compensation expense determined under fair value based method, net of tax	(240,865)	(279,786)

Net income - pro forma	$2,334,764	$2,012,172

Earnings per share
Basic - as reported	$0.31	$0.28
Basic - pro forma	$0.28	$0.24
Diluted - as reported	$0.29	$0.28
Diluted - pro forma	$0.27	$0.24

2.  Common Stock - The Company has 50,000,000 authorized shares of $.10 par value common stock with 10,953,142 and 10,944,970 shares issued and 8,338,778 and 8,337,350 shares outstanding as of March 31, 2004 and December 31, 2003, respectively.

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3.  Earnings Per Share - Computation of earnings per share (“EPS”) is as follows:

	Three Months Ended March 31,

	2004	2003

Weighted Average Shares Outstanding	8,337,909	8,219,370
Effect of Dilutive Shares	383,012	97,672

Weighted Average Diluted Shares Outstanding	8,720,921	8,317,042

Net Income	$2,568,480	$2,291,958

Basic Earnings Per Share	$0.31	$0.28

Diluted Earnings Per Share	$0.29	$0.28

Options to purchase 6,000 shares of common stock for the three months ended March 31, 2004 were not included in the computation of diluted EPS for that period because the exercise prices of those options were greater than the average market price of the Company’s common stock. Options to purchase 821,493 shares of common stock for the three months ended March 31, 2003 were not included in the computation of diluted EPS for that period because the exercise prices of those options were greater than the average market price of the Company’s common stock.

4.  Derivative Instruments — From time to time, the Company uses derivative financial instruments in the form of foreign currency forward exchange contracts to manage foreign currency risks on future cash flows emanating from sales denominated in foreign currencies and the receipt of cash from such transactions. It is the Company’s policy to execute such instruments with creditworthy banks and not to enter into derivative financial instruments for speculative purposes.

Currency contracts are designated as, and are highly effective as, hedges of anticipated sales in specific currencies. Prior to an anticipated transaction closing, the gain or loss on the forward exchange contract is accumulated in other comprehensive income, and reclassified against revenue when the hedged transaction is recorded. Subsequent changes in the value of the contract are recorded in the income statement, generally as an offset to gains or losses on the receivables generated by the sales transactions.

During the three months ended March 31, 2004, the Company did not enter into any currency contracts and therefore did not reclassify any amount into results of operations. During the three months ended March 31, 2003, the Company reclassified $39,034, net of tax into results of operations.

5.  Comprehensive Income — Comprehensive income for the three months ended March 31, 2004 and 2003 is as follows:

	2004	2003

Net Income	$2,568,480	$2,291,958
Other comprehensive loss, net of tax:
Net change in fair value of cash flow hedges	0	(118,696)
Amounts reclassified into results of operations	0	39,034

Comprehensive Income	$2,568,480	$2,212,296

6.  Borrowings & Line of Credit — During the first three months of 2004 and 2003, the Company did not borrow against its $10,000,000 unsecured line of credit established with a bank.

7.  Concentrations & Export Sales — The Company derives sales from products carrying The First Years brand as well as products sold under licensing agreements. During the first three months of 2004 and 2003, net sales of The First Years brand products were approximately $26,772,473 and $22,578,000, respectively, while net sales derived from license and specialty products amounted to approximately $10,329,000 and $11,309,000 in the first three months of 2004 and 2003, respectively. Net export sales, primarily to Europe, Canada, South America, and the Pacific Rim, were approximately $4,978,000 and $4,660,000 during the first three months of 2004 and 2003, respectively.

24

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 4, 2003, with an effective date of February 28, 2003, the Company acquired Learning Curve International, Inc. (Learning Curve) and certain of its affiliates (collectively, LCI) for approximately $104.4 million in cash (excluding transaction expenses) and 666,666 shares of the Company's common stock. Additional consideration of up to $6.5 million was contingent upon LCI product lines reaching certain sales and margin targets in 2003, but this contingent consideration was not earned because the targets were not met. LCI develops and markets a variety of high-quality, award winning traditional children's toys for every stage of childhood from birth through age eight.

On June 4, 2004, the Company and Merger Sub entered into a definitive agreement to acquire The First Years Inc. and subsidiary (collectively, TFY). The merger agreement provides for the exchange of all of TFY’s outstanding shares for a cash payment by RC2 of $18.60 per share in the merger, which net of cash acquired, equates to cash consideration of approximately $136.8 million. This amount excludes certain costs, such as transaction fees and expenses. TFY, based in Avon, Massachusetts, is an international developer and marketer of infant and toddler care and play products sold under The First Years® brand name and under various licenses, including Winnie the Pooh. TFY’s products are sold at toy, mass merchandising, drug and grocery chains, and at specialty retailers. The transaction is subject to to a number of closing conditions, including approval by the holders of at least two-thirds of the outstanding shares of TFY common stock.

The Unaudited Pro Forma Condensed Combined Statement of Earnings of RC2 Corporation and subsidiaries (RC2) for the year ended December 31, 2003 presents the pro forma combined results of RC2 assuming the acquisitions of TFY and LCI were completed as of January 1, 2003. The Unaudited Pro Forma Condensed Combined Statement of Earnings of RC2 for the three months ended March 31, 2004 presents the pro forma combined results of RC2 assuming the acquisition of TFY (LCI was acquired effective February 28, 2003 and is therefore already included in RC2's results for the three months ended March 31, 2004) was completed as of January 1, 2003. All material adjustments required to give effect to the acquisitions are set forth in the applicable “Pro Forma Adjustments” column.

The Unaudited Pro Forma Condensed Combined Balance Sheet of RC2 as of March 31, 2004 presents the pro forma combined financial position of RC2 assuming the acquisition of TFY occurred on March 31, 2004. All material adjustments to give effect to the acquisition are set forth in the “Pro Forma Adjustments” columns.

25

Upon the closing of the acquisition of TFY, RC2 expects to replace its March 2003 credit facility with a new credit facility (Credit Facility). RC2 has received a commitment letter from one of its current lenders and an affiliate of that lender for the Credit Facility. For purposes of the Unaudited Pro Forma Condensed Combined Financial Information, the following assumptions are made with respect to the Credit Facility. The Credit Facility will be for $200.0 million and will consist of both a term loan and a revolving line of credit, with each maturing four years from the date of the agreement. A portion of the term loan will have a fixed interest rate through the first three years of the agreement. The remaining term loan and revolving line of credit will bear interest, at RC2’s option, at a base rate or at a LIBOR rate plus an applicable margin. The applicable margin will be based on RC2’s ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization (EBITDA). As a condition of the Credit Facility, RC2 will be required to pay a commitment fee on the average daily unused portion of the revolving line of credit. Under the terms of the Credit Facility, RC2 will be required to comply with certain financial and non-financial covenants. Among other restrictions, RC2 will be restricted in its ability to pay dividends, incur additional debt and make acquisitions above certain amounts. For purposes of the Unaudited Pro Forma Combined Statements of Earnings, it is assumed that this Credit Facility was entered into on January 1, 2003, with borrowings of $160.5 million on that date. For purposes of the Unaudited Pro Forma Combined Balance Sheet, it is assumed that this Credit Facility was entered into on March 31, 2004 with borrowings of $156.8 million on that date.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes contained in RC2’s Annual Report on Form 10-K for the year ended December 31, 2003 and RC2's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The Unaudited Pro Forma Condensed Combined Financial Information is presented for illustrative purposes only, is not necessarily indicative of the results RC2 would have achieved had these transactions been completed on the dates indicated, does not include any cost savings that may be realized from TFY acquisition, nor is it necessarily indicative of results RC2 may expect in the future.

RC2 accounted for the LCI acquisition, and will account for the TFY acquisition, as purchases, applying the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.”

26

PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2003
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical RC2	Historical LCI	Reclassification Adjustments for LCI Acquisition		Pro Forma Adjustments for LCI Acquisition		Pro Forma for TFY Acquisition	Historical TFY	Reclassification Adjustments for TFY Acquisition		Pro Forma Adjustments for TFY Acquisition		Pro Forma for LCI and TFY Acquisitions

Net sales	$310,946	$16,527	$-		$-		$327,473	$135,614	$-		$-		$463,087
Cost of sales, related party	8,256	-	-		-		8,256	-	-		-		8,256
Cost of sales	140,652	8,862	(1,507)	(1)	2,313	(2)	150,320	85,448	(11,213)	(6)	-		224,555

Gross profit	162,038	7,665	1,507		(2,313)		168,897	50,166	11,213		-		230,276
Selling, general and administrative expenses	104,794	9,061	1,507	(1)	222	(3)	115,584	35,224	11,814	(6)	-		162,622
Amortization of intangible assets	30	-	-		-		30	-	-		375	(7)	405

Operating income (loss)	57,214	(1,396)	-		(2,535)		53,283	14,942	(601)		(375)		67,249
Interest expense (income), net	3,477	326			183	(4)	3,986	(207)	-		8,891	(8)	12,670
Other income	(145)	-	-		-		(145)	-	(601)	(6)	-		(746)

Income before income taxes	53,882	(1,722)	-		(2,718)		49,442	15,149	-		(9,266)		55,325
Income tax expense (benefit)	15,465	(660)	-		(1,028)	(5)	13,777	5,367	-		(3,249)	(9)	15,895

Net income	$38,417	$(1,062)	$-		$(1,690)		$35,665	$9,782	$-		$(6,017)		$39,430

Net income per share:
Basic	$2.25						$2.08						$2.30
Diluted	$2.12						$1.96						2.16

Weighted average shares outstanding:

Basic	17,060				115		17,175						17,175
Diluted	18,105				115		18,220						18,220

(1)   To present comparable financial statements, a reclassification was required to LCI's historical statement of earnings to conform to RC2's accounting policies and presentation. Royalty expenses were reclassified from cost of sales to selling, general and administrative expenses, where they are classified under RC2's accounting policies and presentations.

(2)   Represents the pro forma increase of $2,341 thousand in cost of sales as a result of conforming inventory costing methods of LCI to RC2's method and the pro forma decrease of $28 thousand in cost of sales primarily as a result of adjusting the estimated useful lives of certain tooling items.

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(3)   Represents the pro forma increase of $215 thousand in display marketing expense as a result of conforming display inventory costing methods of LCI to RC2's method and the pro forma increase of $7 thousand in depreciation expense primarily as a result of adjusting the estimated useful life of certain fixed assets.

(4)   Represents the increase in interest expense resulting from the increase in debt required to find the acquisition, summarized as follows:

Debt incurred by RC2 to fund the acquisition	$110,000
Interest at an assumed effective rate of 2.4%		$446
Amortization of incremental debt insurance costs		50
Commitment fee on unused line of credit		13
Repayment of LCI debt		(326)

Total		$183

(5)   To record provision for income taxes on the changes as a result of the pro forma adjustments at RC2's effective tax rate.

(6)   To present comparable financial statements, a reclassification was required to TFY's historical statement of earnings to conform to RC2's accounting policies and presentation. Royalty expenses of $5,393 thousand, warehousing and distribution expenses of $3,304 thousand, and freight out expense of $3,117 thousand were reclassified from cost of sales to selling, general and administrative expenses, where they are classified under RC2's accounting policies and presentation. Foreign exchange gains of $601 thousand were reclassified from cost of sales to other income, where they are classified under RC2's accounting policies and presentation.

(7)   Represents the pro forma increase in amortization relating to a covenant not to compete entered into with TFY's CEO.

(8)   Represents the pro forma increase in interest expense resulting from the increase in debt required to fund the acquisition, summarized as follows:

Debt incurred by RC2 to fund the acquisition	$160,530
Interest at an assumed effective rate of 5.0%		$8,026
Amortization of incremental debt issuance costs		500
Commitment fee on unused line of credit		58
Reduction of interest income at TFY		207

Total		$8,891

The effective interest rate assumed in the pro forma adjustment of 5.0% is based upon rates expected to be available to RC2 at the date of acquisition. A change in the interest rate of 1/8 percentage point would have the effect of changing interest expenses by $0.2 million before tax.

For this calculation, it has been assumed that all other outstanding debt for RC2 remained. It also assumes that all other borrowings and payments that historically occurred throughout 2003 still occurred.

(9)   To record provision for income taxes as a result of the pro forma adjustments at RC2's effective tax rate of 36.0%.

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PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
THREE MONTHS ENDED MARCH 31, 2004
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical RC2	Historical TFY	Reclassification Adjustments (1)	Pro Forma Adjustments for TFY Acquisition		Pro Forma for TFY Acquisition

Net sales	$61,300	$37,133	$-	$-		$98,433
Cost of sales, related party	1,070	-	-	-		1,070
Cost of sales	29,221	23,618	(2,760)	-		50,079

Gross profit	31,009	13,515	2,760	-		47,284
Selling, general and administrative expenses	25,582	9,389	2,808	-		37,779
Amortization of intangible assets	-	-	-	94	(2)	94

Operating income	5,427	4,126	(48)	(94)		9,411
Interest expense (income), net	786	(50)	-	1,971	(3)	2,707
Other expense (income)	42	-	(48)	-		(6)

Income before income taxes	4,599	4,176	-	(2,065)		6,710
Income tax expense	1,657	1,608	-	(848	) (4)	2,417

Net income	$2,942	$2,568	$-	$(1,217)		$4,293

Net income per share:
Basic	$0.17					$0.25
Diluted	$0.16					$0.23

Weighted average shares outstanding:
Basic	17,420					17,420
Diluted	18,501					18,501

(1)   To present comparable financial statements, a reclassification was required to TFY’s historical statement of earnings to conform to RC2’s accounting policies and presentation. Royalty expenses of $1,141 thousand, warehousing and distribution expenses of $858 thousand, and freight out expense of $809 thousand were reclassified from cost of sales to selling, general and administrative expenses, where they are classified under RC2’s accounting policies and presentation. Foreign exchange gains of $48 thousand were reclassified from cost of sales to other income, where they are classified under RC2’s accounting policies and presentation.

(2)   Represents the pro forma increase in amortization relating to a covenant not to compete entered into with TFY’s CEO.

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(3)   Represents the pro forma increase in interest expense resulting from the increase in debt required to fund the acquisition, summarized as follows:

Debt incurred, after $20 million pay down at 12/31/03, by RC2 to fund the acquisition	$140,530
Interest at an assumed effective rate of 5.0%		$1,757
Amortization of incremental debt issuance costs		125
Commitment fee on unused line of credit		39
Reduction of interest income at TFY		50

Total		$1,971

The effective interest rate assumed in the pro forma adjustment of 5.0% is based upon rates expected to be available to RC2 at the date of acquisition. A change in the interest rate of 1/8 percentage point would have the effect of changing annual interest expense by $0.2 million before tax.

For this calculation, it has been assumed that all other outstanding debt for RC2 remained, except for a $20.0 million pay down at December 31, 2003. It also assumes that all other borrowings and payments that historically occurred throughout the first quarter of 2004 still occurred.

(4)   To record provision for income taxes as a result of the pro forma adjustments at RC2’s effective tax rate of 36.0%.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2004
(IN THOUSANDS)
(UNAUDITED)

	Historical RC2	Historical TFY	Pro Forma Adjustments for TFY Acquisition (1)	Pro Forma for TFY Acquisition

ASSETS
Current assets:
Cash and cash equivalents	$12,710	$25,743	$(25,743)	$12,710
Restricted cash	13	-	-	13
Accounts receivable, net	46,608	25,403	-	72,011
Inventory, net	36,989	19,716	-	56,705
Other current assets	12,617	4,321	-	16,938

Total current assets	108,937	75,183	(25,743)	158,377

Property, plant and equipment	37,611	10,566	-	48,177
Goodwill, net	158,637	-	96,234	254,871
Intangible assets, net	44,166	-	18,250	62,416
Other non-current assets	794	-	2,000	2,794

Total assets	$350,145	$85,749	$90,741	$526,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,268	$10,224	$-	$22,492
Taxes payable, net	2,483	2,691	-	5,174
Accrued expenses	25,373	5,406	-	30,779
Current maturities of term loan	16,250	-	20,000	36,250
Other current liabilities	5,062	-	-	5,062

Total current liabilities	61,436	18,321	20,000	99,757

Line of credit	11,750	-	56,777	68,527
Term notes, less current portion	30,000	-	80,000	110,000
Deferred income taxes	6,089	1,392	-	7,481
Other long-term liabilities	10,528	-	-	10,528

Total liabilities	119,803	19,713	156,777	296,293

Stockholders’ equity:
Common stock	193	1,095	(1,095)	193
Additional paid-in capital	130,862	11,194	(11,194)	130,862
Accumulated other comprehensive income	4,545	-	-	4,545
Retained earnings	102,446	84,160	(84,160)	102,446
Deferred compensation	-	(85)	85	-

	238,046	96,364	(96,364)	238,046
Treasury stock	(7,704)	(30,328)	30,328	(7,704)

Total stockholders’ equity	230,342	66,036	(66,036)	230,342

Total liabilities and stockholders’ equity	$350,145	$85,749	$90,741	$526,635

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(1)   The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair market values as of March 31, 2004. The payment of the purchase price and related fees was assumed to be financed by a new credit facility. The purchase price was allocated to the net assets of TFY based on their estimated relative fair values, as follows:

Total estimated purchase price, including estimated expenses		$156,777

Less:
Current assets	$49,440
Property, plant and equipment	10,566
Intangible assets	18,250
Other long-term assets	2,000
Liabilities assumed	(19,713)	60,543

Excess purchase price over net assets, acquired		$96,234

Such allocations of purchase price are subject to final determination based on valuations and other determinations that will be completed by the end of the third quarter of 2005. RC2 will be performing valuations to determine the fair value of any acquired identifiable assets by the end of the third quarter of 2005. Differences in net assets as of the date of acquisition will result in a different goodwill balance, and to the extent such assets are amortizable, amortization expense will be increased.

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